UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL (Address of principal executive offices)	60015 (Zip Code)

Registrant’s telephone number, including area code:  (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02                                    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On September 23, 2010, Terra Nitrogen, Limited Partnership, a Delaware limited partnership (the “Borrower”), delivered to the Administrative Agent (as defined below) a notice of termination of the Revolving Credit Commitments (as defined in the Credit Agreement (as defined below)), effective September 28, 2010, under the Credit Agreement, dated as of December 21, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Terra Nitrogen Company, L.P., a Delaware limited partnership (“TNCLP”), Terra Nitrogen GP, Inc., a Delaware corporation (“TNGP”), the financial institutions from time to time party thereto as lenders (the “Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuers”) and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”). As previously disclosed, the Lenders and the Administrative Agent waived (the “Waiver”) the Change of Control (as defined in the Credit Agreement) event of default under the Credit Agreement (the “Specified Default”) until September 28, 2010 arising as a result of the consummation of the acquisition (the “CF Acquisition”) contemplated by the Agreement and Plan of Merger dated as of March 12, 2010, by and among CF Industries Holdings, Inc. (“CF”), Composite Merger Corporation, an indirect, wholly-owned subsidiary of CF, and Terra Industries, Inc., a Maryland corporation (“Terra”). As a result of the CF Acquisition, Terra is an indirect, wholly-owned subsidiary of CF. The Borrower, TNCLP and TNGP are indirect subsidiaries of Terra. The Waiver further provided that immediately following September 28, 2010, the Specified Default would become an Event of Default under the Credit Agreement thereby permitting the Lenders to terminate all commitments thereunder.

The Credit Agreement provided the Borrower with a revolving credit facility in the aggregate principal amount of $50.0 million. Under the Credit Agreement, the Borrower was entitled to borrow an amount generally based on eligible cash balances, 85 percent of eligible accounts receivable and 60 percent of eligible finished goods inventory, less outstanding letters of credit.  No amounts were outstanding under the Credit Agreement as of September 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2010	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Vice President, General Counsel, and Secretary